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                                 EXHIBIT 23.5
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                                                                    EXHIBIT 23.5


                        INDEPENDENT AUDITORS' CONSENT

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of Paxson Communications Corporation of our report dated February 9, 1996, except for notes 2 and 7 as to which the date is July 22, 1996, relating to the financial statements of the Fort Lauderdale Radio Stations (a division of T. K. Communications, L. C.) as of and for the year ended December 31, 1995. We also consent to the references to us under the headings "Experts" in such Prospectus.


MATHIESON AIKEN JEMISON, LLP
Certified Public Accountants
Blue Bell, Pennsylvania
September 16, 1996